SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

February 26, 2003
Date of report (Date of earliest event reported)

MOORE CORPORATION LIMITED
(Exact name of registrant as specified in charter)

Canada	1-8014	98-0154502
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 Vipond Drive, Mississauga, Ontario, Canada	L5T 2X1
(Address of principal executive of offices)	(Zip Code)

Registrant's telephone number including area code: (905) 362-3100

N/A

(Former Name or former address, if changed since last report)

Item 5.   Other Events.

                     On February 26, 2003, Moore Corporation Limited announced its intention to offer $400 million principal amount of Senior Notes (the “Notes”). The Notes will be due in 2011 rather than 2013 as previously announced in the press release issued on February 26, 2003. The Notes will be issued by Moore North America Finance Inc., and following the closing of the Wallace acquisition, will be guaranteed by Moore, Moore North America, Inc., Wallace Computer Services, Inc. and their U.S. and Canadian subsidiaries and certain of their foreign subsidiaries. The net proceeds will initially be deposited into an escrow account pending the completion of the Wallace acquisition and upon the release of the funds from the escrow account, Moore intends to use the net proceeds, together with cash and bank borrowings, to finance the Wallace acquisition and refinance substantially all of the debt of Moore and Wallace. The Notes are only being sold in the U.S. in a Rule 144A private offering to qualified institutional investors and in a Regulation S offering to certain non-U.S. persons in transactions outside the United States. The Notes are only being sold in Canada under applicable private placement exemptions. The Notes will not be registered under the Securities Act of 1933, as amended (the “Act”) or qualified by prospectus for sale in Canada, and may not be offered or sold in the United States except pursuant to an effective registration statement under the Act or in accordance with an applicable exemption from registration requirements of the Act or in Canada, except in accordance with applicable exemption from prospectus requirements.

Item 7.   Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release issued on February 26, 2003.

                     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOORE CORPORATION LIMITED
By:	/s/ Jennifer O. Estabrook

	Name: Title:	Jennifer O. Estabrook Senior Vice President, General Counsel and Secretary

DATED:   March 4, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued on February 26, 2003.